Exhibit 99.1

LAUREATE EDUCATION ANNOUNCES PRELIMINARY FOURTH QUARTER

AND YEAR END 2021 RESULTS AND 2022 GUIDANCE

MIAMI, February 9, 2022/PRNewswire/ — Laureate Education, Inc. (NASDAQ: LAUR) today announced preliminary financial results for the fourth quarter and year ended December 31, 2021 and guidance for full-year 2022.

Preliminary Fourth Quarter 2021 and Year End 2021 Results

Based on preliminary information, Laureate expects fourth quarter revenue of approximately $295 to $297 million and Adjusted EBITDA of approximately $57 to $60 million, and, for the year ended December 31, 2021, expects revenue of approximately $1,085 to $1,087 million and Adjusted EBITDA of approximately $250 to $253 million. Total enrollment at year-end 2021 was approximately 388,500 students.

Laureate ended the fourth quarter of 2021 with approximately $325 million of cash and cash equivalents and $154 million in debt outstanding. In addition, $74 million of the Walden sale transaction value was paid into an escrow account, which will be released in full or in part to Laureate in August 2022 pursuant to the terms and conditions of the escrow agreement.

Preliminary Outlook for Fiscal 2022

Based on preliminary information and the current foreign exchange spot rates1, Laureate currently expects its full-year 2022 results to be as follows:

•	Total enrollments expected to be in the range of 405,000 to 415,000;

•	Revenues expected to be in the range of $1,169 to $1,194 million; and

•	Adjusted EBITDA expected to be in the range of $320 to $330 million.

Reconciliations of the forward-looking non-GAAP measures, including the 2022 Adjusted EBITDA outlook, to the relevant forward-looking GAAP measures are not being provided, as Laureate does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliations, and such reconciliation could not be produced without unreasonable effort.

Please see the “Forward-Looking Statements” section in this release for a discussion of certain risks related to this outlook.

1 Based on actual FX rates for January and spot FX rates (local currency per U.S. Dollar) of MXN 20.56 and PEN 3.86 for February 2022—December 2022. FX impact may change based on fluctuations in currency rates in future periods.

The preliminary estimates for the quarter and year ended December 31, 2021 and outlook for fiscal 2022 set forth herein are not yet complete and are based on information available to our management team as of the date hereof. We have prepared the preliminary estimates disclosed in good faith based upon our internal reporting. These estimates are preliminary and unaudited, inherently uncertain, and subject to change as we complete our financial statements as of and for the quarter and year ended December 31, 2021. These preliminary estimates are not guarantees of actual performance, and are not guarantees of, or indicative of, future performance. Given the timing of these preliminary estimates, we have not completed our customary financial closing and review procedures, including full income tax calculations and management’s review of the results. We may identify other items that require material adjustments to these preliminary estimates as we finalize our financial statement close procedures for the quarter. Accordingly, these preliminary estimates should not be viewed as a substitute for full financial statements for the quarter and year ended December 31, 2021, prepared in accordance with accounting principles generally accepted in the United States (GAAP). Final results for the quarter and year ended December 31, 2021, and the final 2022 outlook could differ materially from these preliminary estimates. You should exercise caution in relying on these preliminary estimates and should not place undue reliance on this information or draw any inferences from this information regarding financial or operating data not yet provided or available. These preliminary results are subject to the final review by our audit committee and review by our independent registered public accounting firm. Accordingly, our independent registered public accounting firm does not express an opinion or any other form of assurance with respect thereto. Important factors that could cause our actual results to differ from these preliminary estimates are set forth below under “Forward-Looking Statements.”

Forward-Looking Statements

This press release includes statements that express Laureate’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, ‘‘forward-looking statements’’ within the meaning of the federal securities laws, which involve risks and uncertainties. Laureate’s actual results may vary significantly from the results anticipated in these forward-looking statements. You can identify forward-looking statements because they contain words such as ‘‘believes,’’ ‘‘expects,’’ ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘seeks,’’ ‘‘approximately,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘estimates’’ or ‘‘anticipates’’ or similar expressions that concern our strategy, plans or intentions. All statements we make relating to (i) guidance (including, but not limited to, total enrollments, revenues, and Adjusted EBITDA), (ii) our current growth strategy and other future plans, strategies or transactions that may be identified, explored or implemented and any litigation or dispute resulting from any completed transaction, (iii) any anticipated share repurchases or cash distributions and (iv) the potential impact of the COVID-19 pandemic on our business or the global economy as a whole are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. All of these forward-looking statements are subject to risks and uncertainties that may change at any time, including with respect to our current growth strategy and the impact of any completed divestiture. Accordingly, our actual results may differ materially from those we expected. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations are disclosed in our Annual Report on Form 10-K filed with the SEC on February 25, 2021, our Quarterly Reports on Form 10-Q filed and to be filed with the SEC and other filings made with the SEC. These forward-looking statements speak only as of the time of this release and we do not undertake to publicly update or revise them, whether as a result of new information, future events or otherwise, except as required by law.

Presentation of Non-GAAP Measures

In addition to the results provided in accordance with GAAP in this press release, Laureate provides the non-GAAP measurement of Adjusted EBITDA. We have included this non-GAAP measurement because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans.

Adjusted EBITDA consists of income (loss) from continuing operations, adjusted for certain items. The exclusion of certain expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Additionally, Adjusted EBITDA is a key input into the formula used by the compensation committee of our board of directors and our Chief Executive Officer in connection with the payment of incentive compensation to our executive officers and other members of our management team. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

We have not included a GAAP reconciliation of our Adjusted EBITDA amounts for the quarter or the year ended December 31, 2021, because we have not yet completed our financial closing procedures for the quarter and year ended December 31, 2021, and such reconciliation could not be produced without unreasonable effort.

About Laureate Education, Inc.

Laureate Education, Inc. operates five universities across Mexico and Peru, enrolling more than 350,000 students in high-quality undergraduate, graduate, and specialized degree programs through campus-based and online learning. Our universities have a deep commitment to academic quality and innovation, strive for market-leading employability outcomes, and work to make higher education more accessible. At Laureate, we know that when our students succeed, countries prosper, and societies benefit. Learn more at laureate.net.

Investor Relations Contact:

ir@laureate.net

Media Contacts:

Laureate Education

Adam Smith

adam.smith@laureate.net

U.S.: +1 (443) 255 0724

Source: Laureate Education, Inc.